UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Carnival Bay Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	8721	46-5060744
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4644 W. Gandy Blvd, Suite 4

Tampa, FL 33611

Telephone: (727) 403-0279

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.00001 par value per share	1,085,000	$0.01	$10,085	$1.26

(1)	This Registration Statement covers the resale by our selling shareholders of up to 1,085,000 shares of common stock previously issued to such selling shareholders.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”) or OTC Market Place, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated December 30, 2014

CARNIVAL BAY HOLDINGS, INC.

1,085,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.01 per share until our common stock is quoted on the OTCBB or OTC Market Place and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before purchasing any of the shares offered by this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is        , 2014

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Company’s securities. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Carnival Bay,” “Company,” “we,” “us” and “our” refer to Carnival Bay Holdings, Inc.

Overview

Carnival Bay Holdings, Inc. was incorporated in the State of Nevada on March 12, 2014.

We intend to offer online accounting services to small businesses, including bookkeeping, financial statement and tax preparation, and QuickBooks remote maintenance, training and consulting. Our target market includes small businesses that are looking to better manage their operations by outsourcing their accounting needs to better manage their business. Our future success will require careful planning in order to provide a service that meets customer needs for timely financial reporting, without incurring unnecessary cost and expense. Our website is located at www.CarnivalAccounting.com.

We are an emerging growth company and have generated no revenues since inception. We will incur marketing expenses for the next twelve months, estimated at $25,000, which will be funded by cash on-hand until the Company can secure additional financing. Within 120 days of this Registration Statement being declared effective we intend to roll-out our full marketing campaign, which the Company believes will begin to generate new clients and revenues from our targeted marketing approach to reach small business.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Recent Developments

On December 22, 2014, we completed a Regulation D Rule 506 offering in which we sold 6,085,000 shares of the Company’s common stock to 34 investors, of which 2 were accredited and 32 non-accredited, at a price per share of $0.01 for an aggregate offering price of $60,850.

Where You Can Find Us

Our principal executive office is located at 4644 W. Gandy Blvd., Suite 4, Tampa Florida 33611 and our telephone number is (727) 403-0279.

The Offering

Common stock offered by selling security holders	1,085,000 shares of common stock. This number represents 1.9% of our current outstanding common stock.

Common stock outstanding before the Offering	51,085,000 shares of common stock as of December 30, 2014

Common stock outstanding after the Offering	51,085,000 shares

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

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Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations for the period from inception on March 12, 2014 through September 30, 2014 and balance sheet data as of September 30, 2014.

For the Period from Inception (March 12, 2014) through September 30, 2014
STATEMENT OF OPERATIONS

Revenues	$0
Total Operating Expenses	27,841
Consulting and Professional Fees	26,140
General and Administrative Expenses	1,701
Net Loss	$(27,841)

As of September 30, 2014
BALANCE SHEET DATA

Cash	$10,249
Total Assets	32,749
Current Liabilities	0
Accrued Expenses	0
Total Liabilities	0
Stockholders’ Equity	32,749
Total Liabilities and Stockholder’s Equity	32,749

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RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Company

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in introducing new products and services. These risks include the ability to:

●	Increase awareness of our brand name;

●	Develop effective business plan;

●	Meet customer standard;

●	Implement advertising and marketing plan;

●	Attain customer loyalty;

●	Maintain current strategic relationships and develop new strategic relationships;

●	Respond effectively to competitive pressures;

●	Continue to develop and upgrade our service; and

●	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense. Our operation results can also be affected by our ability to introduce new services or to adjust pricing to increase our competitive advantage.

WE WILL NEED ADDITIONAL CAPITAL, WHICH MAY BE DIFFICULT TO RAISE AS A RESULT OF OUR LIMITED OPERATING HISTORY OR ANY NUMBER OF OTHER REASONS.

As of September 30, 2014, we had working capital of $32,749. Since inception on March 12, 2014 and through September 30, 2014, we have raised approximately $60,690. As of September 30, 2014 we had stockholders’ equity of $32,749. We believe that we have adequate financing for the next twelve months. However, in the event that we exceed our expected growth, we would need to raise additional capital. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms or even at all. Our limited operating history makes investor evaluation and an estimation of our future performance substantially more difficult. As a result, investors may be unwilling to invest in us or such investment may be on terms or conditions which are not acceptable. In the event that we are not able to secure financing, we may have to scale back our growth plans or cease operations.

WE CURRENTLY HAVE NO REVENUES.

We currently have no revenues and have sustained net losses of $(27,841) for the period from inception on March 12, 2014 through September 30, 2014. We cannot give you any assurance that we will experience any positive revenues for the foreseeable future. Should we fail to raise additional capital to develop our business, potential investors could lose their entire investment.

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WE WILL FACE INTENSE COMPETITION AND OUR INABILITY TO SUCCESSFULLY COMPETE WITH OUR COMPETITORS WOULD HAVE A MATERIAL ADVERSE EFFECT ON RESULTS OF OPERATIONS.

The bookkeeping service industry is highly competitive. There are numerous other businesses that have longer operating histories, greater brand recognition, with broader service lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar services or alternatives to our services. We also face competition from sole practitioners and Certified Public Accountants offering bookkeeping services to customers in their general area. There can be no assurance that we will procure a market that will be available to support the services we will offer or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

CHANGING CONSUMER PREFERENCES WILL REQUIRE PERIODIC SERVICE CHANGES.

As a result of changing consumer preferences, many services are successfully marketed for a limited period of time. There can be no assurance that any of our services continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved services. Our failure to introduce new services and to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF DONNA DRESLIN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Donna Dreslin, our, Chief Executive Officer, President and Director. Our failure to retain Ms. Dreslin or to attract additional qualified personnel could have a material adverse effect on our business, financial condition or results of operation.

DONNA DRESLIN, OUR PRESIDENT AND DIRECTOR, WILL ALLOCATE HER TIME TO OTHER BUSINESS, THEREBY CAUSING CONFLICTS OF INTERESTS IN HER DETERMINATION AS TO HOW MUCH TIME TO DEVOTE TO OUR AFFAIRS. THIS CONFLICT OF INTEREST COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS PLAN.

Our Chief Executive Officer President and director, Donna Dreslin, is not required to commit her full time to our affairs, which may result in a conflict of interest in allocating her time between our operations and other businesses. She currently devotes approximately 50% of her time to the Company. If Ms. Dreslin’s other business affairs require her to devote more substantial amounts of time to such affairs, it could limit her ability to devote time to our affairs and could have a negative impact on our ability to execute our business plan. We cannot assure you that these conflicts will be resolved in our favor.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand will depend largely upon our success in increasing our customer base. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, our business, results of operations and financial condition could be severely harmed.

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IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.

We currently have insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements. Additionally, there is a lack of formal process and timeline for closing the books and records at the end of each reporting period. Such a documented weakness could restrict our ability to timely gather, analyze and report information relative to our financial statements.

Because of our limited resources, there are limited controls over our information processing. There is inadequate segregation of duties consistent with control objectives. Our management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation we would need to hire additional staff. Currently, we are unable to afford to hire additional staff to facilitate greater segregation of duties but will reassess our capabilities in the following year.

Management believes that the material weaknesses set forth above are the result of the lack of scale of our operations and are intrinsic to our small size. Nonetheless, our small size and our current internal control deficiencies may have a material adverse effect on our ability to accurately and timely report our financial information which, in turn, may have a material adverse effect on our financial condition.

As a result of our small size and our current internal control deficiencies, our financial condition, results of operation and access to capital may be materially adversely affected.

WE MAY INCUR SIGNIFICANT COST TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR FUTURE GROWTH WILL REQUIRE RECRUITMENT OF ADDITIONAL QUALIFIED EMPLOYEES.

In the event of our future growth, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ additional qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock, par value $0.00001 per share.

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Risks Related to Our Industry

THE INDUSTRY IN WHICH WE OPERATE HAS RELATIVELY LOW BARRIERS TO ENTRY AND INCREASED COMPETITION COULD RESULT IN MARGIN EROSION, WHICH WOULD MAKE PROFITABILITY EVEN MORE DIFFICULT TO SUSTAIN.

Other than the technical skills required in our business, the barriers to entry in our business are relatively low. Business start-up costs do not pose a significant barrier to entry. There are no federal or state guidelines regulating the bookkeeping industry that would create a significant barrier to entry to other companies. In addition, there are no intellectual property protections that would prohibit other companies from entering the market. The success of our business is dependent on our employees, customer relations and the successful performance of our services. If we face increased competition as a result of new entrants in our markets, we could experience reduced operating margins and loss of market share and brand recognition.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved..

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will cease to be an emerging growth company as described in the following risk factor. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

While we currently qualify as an "emerging growth company" under the JOBS Act, we will lose that status at the latest by the end of 2019, which will increase the costs and demands placed upon management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million

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Risks Related to this Offering

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have not declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stock and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR MANAGEMENT WILL HAVE BROAD DISCRETION, SUBJECT TO THEIR FIDUCIARY DUTIES, AS TO THE ALLOCATION AND USE OF THE NET PROCEEDS OF THIS OFFERING.

We intend to use the net proceeds from the offering will be used for general working capital purposes including working capital, sales and marketing activities, product development, general and administrative matters and capital expenditures. Management retains the right to utilize the net proceeds as it determines. We cannot assure you that management will be able to use the proceeds to effectively continue the growth of our business or that management will use the proceeds in a manner with which all members agree.

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BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE EXCHANGE ACT, WE WILL NOT BE SUBJECT TO THE FEDERAL PROXY RULES AND OUR DIRECTORS, EXECUTIVE OFFICES AND 10% BENEFICIAL HOLDERS WILL NOT BE SUBJECT TO SECTION 16 OF THE EXCHANGE ACT. IN ADDITION, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE EXCHANGE ACT MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of December 23, 2014, we have less than 500 shareholders of record). As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

ALTHOUGH WE EXPECT TO APPLY FOR QUOTATION ON THE OTC BULLETIN BOARD (OTCBB) OR OTC MARKET PLACE, WE MAY NOT BE APPROVED, AND EVEN IF APPROVED, WE MAY NOT BE APPROVED FOR TRADING ON THE OTCBB OR OTC MARKET PLACE; THEREFORE SHAREHOLDERS MAY NOT HAVE A MARKET TO SELL THEIR SHARES, EITHER IN THE NEAR TERM OR IN THE LONG TERM, OR BOTH.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following this registration statement on Form S-1 being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”) or OTC Market Place. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the “Pink Sheets,” and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

The selling security holders are selling all of the shares of our common stock covered by this prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of the common stock. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB or OTC Market Place concurrently with the filing of this prospectus. In order to be quoted on the OTCBB or OTC Market Place, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market that may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling security holders, as more fully described below, is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of the 1,085,000 shares of our common stock held by 34 shareholders. Such shareholders include the holders of the 6,085,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed on December 22, 2014, at an offering price of $0.01.

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The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling security holder as of December 23, 2014, and the number of shares of common stock being offered by the selling security holders. The shares being offered hereby are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, the selling security holders are under no obligation to sell all or any portion of such shares nor are the selling security holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling security holders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Van Q. Nguyen	6,000,000	1,000,000	5,000,000	9.79%
David Dreslin	25,000	25,000	0	0%
Michael Toups	15,000	15,000	0	0%
Leslie Toups	2,000	2,000	0	0%
Christopher Toups	2,000	2,000	0	0%
Mary M. Toups	2,000	2,000	0	0%
Ed Mass	2,000	2,000	0	0%
Linda Grauer	2,000	2,000	0	0%
RD Diamond Consulting, Inc.	2,000	2,000	0	0%
Christopher J. Floyd	2,000	2,000	0	0%
James T Ortego	2,000	2,000	0	0%
Janie Ortego	2,000	2,000	0	0%
David Dreslin II	2,000	2,000	0	0%
Lisa Angarano	2,000	2,000	0	0%
Robert Williams	2,000	2,000	0	0%
Richard D. Scott	2,000	2,000	0	0%
David Weiss	2,000	2,000	0	0%
Jane Young	1,000	1,000	0	0%
William Young	1,000	1,000	0	0%
Michael Miller	1,000	1,000	0	0%
Kelly Miller	1,000	1,000	0	0%
Guy R. Buell	1,000	1,000	0	0%
Thomas Flood	1,500	1,500	0	0%
Laura Flood	1,500	1,500	0	0%
John Kalabokias	1,000	1,000	0	0%
William Forhan	1,000	1,000	0	0%
Lou Diaz	1,000	1,000	0	0%
Elmer Pemberton	1,000	1,000	0	0%
Nancy Pemberton	1,000	1,000	0	0%
Nikolay Shulgin	1,000	1,000	0	0%
Valentina Shulgin	1,000	1,000	0	0%
Deborah A. Papich	1,000	1,000	0	0%
Pierre Boeswillwald	1,000	1,000	0	0%

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PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTCBB or OTC Market Place and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB or OTC Market Place, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB or OTC Market Place concurrently with the filing of this prospectus. In order to be quoted on the OTCBB or OTC Market Place, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holders must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales;

●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;

●	through direct sales to purchasers or sales effected through agents;

●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise);

●	any combination of the foregoing; or

●	any other method permitted pursuant to applicable law.

In addition, the selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling security holders. The selling security holders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling security holders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear all fees and expenses incident to the registration of the shares of our common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the selling security holders.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 270,000,000 shares of capital stock, of which 20,000,000 shares are preferred stock, $0.00001 par value per share and 250,000,000 shares are common stock, $0.00001 par value per share.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share. Currently we have no shares of preferred stock issued and outstanding.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, $0.00001 par value per share. Currently we have 51,085,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our Transfer Agent is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Anton & Chia, LLP to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

The Company

Carnival Bay Holdings, Inc. was incorporated in the State of Nevada on March 12, 2014.

We intend to offer online accounting services to small businesses, including bookkeeping, financial statement and tax preparation, and QuickBooks remote maintenance, training and consulting. Our target market includes small businesses that are looking to better manage their operations by outsourcing their accounting needs to better manage their business. Our future success will require careful planning in order to provide a service that meets customer needs for timely financial reporting, without incurring unnecessary cost and expense. Our website is located at www.CarnivalAccounting.com.

We are an emerging growth company and have generated no revenues since inception. We will incur marketing expenses for the next twelve months, estimated at $25,000, which will be funded by cash on-hand until the Company can secure additional financing. Within 120 days of this Registration Statement being declared effective we intend to roll-out our full marketing campaign, which the Company believes will begin to generate new clients and revenues from our targeted marketing approach to reach small business.

We believe the demand for accounting services in the small business market continues to grow. The majority of accounting firms focus on local large to medium-size businesses. We intend to develop an accounting and bookkeeping network of professionals to try to reduce clients’ costs by allowing us to offer remote accounting services at a competitive price, while reducing the need for in-house accounting expertise for small businesses. We hope to accomplish this by hiring independent accounting service providers to package an affordable, turn-key internet-based accounting service offering.

There can be no assurance we will be able to provide our services at lower costs than other service providers or that we will be able to align ourselves with other service providers to bundle services as a turn-key accounting solution. The development of our services will require the commitment of substantial resources. If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.

Objectives

●	Offer comprehensive, affordable online accounting services to small business.

●	Build strong residual monthly income through subscription-based accounting services.

●	Develop online accounting services tailored to fit the needs and resources of small businesses.

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Services

We intend to select a dedicated team of accounting professionals to staff an outsourced accounting department tailored to suit our client’s business needs. This team will consist of a remote full-charge bookkeeper, accounting software specialist, and a controller. Additional accounting staff can be added as required based on our clients’ business activity and may include the following:

●	Full day-to-day accounting department services – invoicing, accounts payables, accounts receivable, payments, bank reconciliation, financial reporting and tax preparation

●	Accounting type: cash or accrual basis reporting

●	Staff supplied: controller, full-charge bookkeeper, and accounting software specialist

●	GAAP based financial preparation

●	Provide accrual basis reporting (including prepaid expenses, accrued expenses, accrued payroll, deferred revenue etc.)

●	Additional services to be offered include:

Accounts Receivable Management

Accounts Payable Management

Payroll Management

Sales & Use Tax Returns

Cash Receipts Tracking

Business Filings

Bank Reconciliation

Income Statement Preparation

Balance Sheet Preparation

Maintaining a Clean General Ledger

Audit Help

Guidance and Consultation

Financial Reporting

Tax Preparation

Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a service that meets customer standards without incurring unnecessary cost and expense. Our operational results can also be affected by our ability to introduce new services or to adjust pricing to try to gain a competitive advantage. There can be no assurance we will be able to implement our services.

Employees

We intend to provide comprehensive virtual accounting services customized to client’s specific business. Our staff will work remotely and the client will fax or scan all bills, invoices and other financial records to their assigned full-charge bookkeeper each day. Our staff will be required to have a dedicated office in their home or other approved work space, and to devote at least eight (8) hours a day to servicing their assigned clients. All work is to be performed remotely and monitored from our central office. We intend to hire the following positions:

1.	Full-Charge Bookkeeper

The full-charge bookkeeper is responsible for daily entry of accounting transactions: vendor bills, customer invoices, bill payments, customer payments and deposits, other disbursements and withdrawals. The bookkeeper maintains complete and up-to-date detailed accounts receivable, accounts payable and cash account ledgers and provides daily or weekly reports on these and other critical areas of business management. The bookkeeper either processes payroll or makes the necessary entries to record payroll processed by a third-party provider. Payroll entries will include complete recording of gross wages, employer tax and other payroll expenses, and payroll liabilities.

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2.	Controller

The controller will conduct a periodic review of the client’s general ledger with the bookkeeper to ensure all activity is correct and all necessary cash-to-accrual or income recognition adjustments have been made. After each monthly review, the controller will issue financial statements and locks the accounting data file for the period so that no data can be changed after the reports are issued without the controller's full knowledge and permission. The controller then distributes the financial reports package for the month to designated personnel at the client. This report package includes a management letter explaining the significance of the client’s financial reports and calling their attention to critical business ratios and areas of concern. Also included is an invitation to meet with the controller for a thorough review and discussion of the client’s financial reports.

3.	Accounting Software Specialist

The accounting software specialist will ensure that the client’s accounting data file is set up correctly to fit their particular business model and to provide the reporting functionality each business may require, and that the assigned bookkeeper is fully trained in how to process activity appropriately in the client’s accounting file.

Our operational results can also be affected by our ability to hire new staff at competitive rates. There can be no assurance we will be able to implement our plan for a remote workforce.

The development of our staff and services will require the commitment of substantial resources. If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.

Technology

We operate in a Windows® environment with a central office equipped with current software and hardware tools available to meet our project requirements. Within the next year, we will be investing in additional tools that will extend our capabilities in handling various types of program files. We also plan to purchase licensing agreements with major software vendors to allow for automatic upgrades in new software tools. Our remote staff will be required to have a compatible computer, fax, scanner and dedicated phone line.

Although we plan to specialize in QuickBooks and QuickBooks Enterprise Solutions accounting software, we intend provide specialists in other packages such as BillQuick, Method, GHG Corporation, Connect+wise, Fishbowl Inventory, PDG Software & webKPI, among others, if QuickBooks does not meet our clients’ needs.

Market Analysis Summary

We will initially focus on local small businesses looking to outsource their accounting functions to save time and costs. We further intend to market our accounting services to small business owners across the country through an online campaign to drive business nationally, including social media, email campaigns and web presence.

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According to the Small Business Administration, there are 23 million small businesses in the US, which account for 54% of all US sales. With the convenience of the internet and demand for better and timelier financial reporting, we believe our accounting services offering is timely in the market. The standard for small business accounting is QuickBooks and future staff will be fully trained on this platform as our primary tool for a remote accounting services platform.

Market Needs and Trends

We believe the need for small business accounting services has always existed. Small businesses and start-up businesses alike are migrating onto web-based service platforms such as ecommerce sites, online banking and bill-pay, as well as outsourced services such as call centers and payroll services. We recognize the need for custom accounting services designed specifically for small businesses to give them access to professional accountants to help them better manage their business. The majority of our competitors offer a full suite of services tailored primarily around mid-to-large size businesses or they may offer the exact opposite, one-dimensional, "cookie cutter" type services.  While small businesses have now recognized the need for utilizing the best resources, many do not know where to start, how much it will cost, or even how it will benefit their company. It has been our experience by talking to small business owners that the decision to take advantage of the web-based accounting services is not a matter of 'if' but a matter of 'when.'

Marketing Strategy

Our initial focus for our marketing and sales efforts is in our local market of the Tampa Bay area and the west coast of Florida, eventually expanding our marketing efforts outside of the region through a strong web presence, email campaigns and social media. We will market ourselves as a full-charge virtual accounting department providing end-to-end accounting services by streamlining accounting and bookkeeping processes. Our goal is to help clients extract critical forecasting data from timely financial reports. Our emphasis will be on convincing potential clients that the current economy is forcing businesses to seek better ways to improve profitability and achieve continued growth. The cost-saving benefits of outsourcing accounting services is primarily through reducing overhead and improving efficiency. By outsourcing accounting functions our clients are no longer responsible for the cost of their accounting team’s health insurance, sick time, vacation time, retirement benefits, payroll taxes. This can also alleviate the hassles of managing a staff, the drain of bad hires and the training and retraining of employees. Our target clients are small business owners with revenues from $50,000 - $5 million. We pride ourselves on our value, service, and quality work done.

There can be no assurance that we will be able to implement our marketing strategy or business development plans and that we will be successful in attracting clients.

Competition

We believe that we have a valuable competitive edge over our local competitors based on the fact that we have streamlined our services for the small business market. However, the accounting service provider business is highly competitive. Other competitors in our market have been in business for significantly longer than our business, and they have an established customer base and referral network. Many competitors may have substantially greater financial resources than us. We compete for clients with many entities, including, among others, international and regional accounting firms and small local firms. In addition, certain competitors may be willing to accept lower fees based on their overhead structure. As a result, we may have difficulty attracting new clients and may be forced to lower our fees to complete effectively, which negatively impacts our plan of operations.

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Marketing Programs

Our target client is in broad market of small businesses too busy with their core operations to focus additional resources on accounting and reporting. For this reason, we can market and promote our accounting services to a broad spectrum of small business clients across multiple industries using the following media channels:

●	Email campaigns

●	Social media

●	Banner ads

●	Web site presence and search engines

Pricing Strategy

For most small business owners, cost, both residual and one-time are huge influences on the decisions they make regarding everyday operations of their company. Even though we offer customized services and pricing is based on an hourly fee or set services pricing, to make it easier and less confusing for the clients, we have established a packaged pricing system:

●	Hourly Bookkeeping ($15/hour): Daily entry of accounting transactions: vendor bills, customer invoices, bill payments, customer payments and deposits, other disbursements and withdrawals.

●	Hourly Accountant ($40/hour): Conducts a periodic review of your general ledger with the bookkeeper to ensure all activity is correct and all necessary cash-to-accrual or income recognition adjustments have been made, and reviews and discusses of financial reports.

●	Hourly Accounting Software Specialist ($45/hour): Ensures that the accounting data file is set up correctly to fit the client’s business model and provides the reporting functionality clients requires.

●	Monthly Subscription ($999 - $1,999/month - dependent on level of complexity of the business):

●	Daily Accounts Payable, Accounts Receivable, Banking & Payroll maintained

●	GAAP based Financials

●	Provide Accrual Basis Reporting (including prepaid expenses, accrued expenses, accrued payroll, deferred revenue etc.)

●	Monthly: Record Bank Activity, Record Credit Card Activity, Record Payroll , Prepare Sales Return, Bank Reconciliation, Credit Card Reconciliation

●	Financials Reports

●	Clean up / enter previous months activity

●	Ancillary Business Services: We also offer set services on a monthly subscription customized to the client’s business.

Certain competitors may be willing to accept lower fees based on their overhead structure. As a result, we may have difficulty attracting new clients and may be forced to lower our fees to compete effectively, which may negatively impacts our plan of operations.

Employees

As of December 23, 2014, we have 1 employee, and plan to employ additional qualified employees in the near future.

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DESCRIPTION OF PROPERTY

Our principal executive office is located at 4644 W. Gandy Blvd., Suite 4, Tampa, Florida 33611 and our telephone number is (727) 403-0279.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate engaging a market maker to apply for quotation of our common stock on the OTCBB or OTC Market Place upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or OTC Market Place or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we have 34 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Our Business

We intend to offer online accounting services to small businesses including bookkeeping, financial statement and tax preparation, as well as QuickBooks remote maintenance, training and consulting. We intend to provide affordable accounting services to small businesses that are looking to better manage their business by outsourcing some or all of their accounting needs. Our future will require careful planning of providing a service that meets customer needs for timely financial reporting without incurring unnecessary cost and expense. Our operational results can be affected by our ability to introduce new services or to adjust pricing to try to gain a competitive advantage. Our website is located at www.CarnivalAccounting.com.

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The demand for accounting services in the small business market continues to grow. The majority of accounting firms focus on local large to medium-size businesses. We intend to develop an accounting and bookkeeping network of professionals to try to reduce clients’ costs by allowing us to offer remote accounting services at a competitive price, while reducing the need for in-house accounting expertise for the small business. We hope to accomplish this by hiring independent accounting service providers to package an affordable, turn-key internet-based accounting service offering.

There can be no assurance we will be able to provide our services at lowers costs than other service providers or that we will be able to align ourselves with other service providers to bundle services as a turn-key accounting solution. The development of our services will require the commitment of substantial resources. If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.

Plan of Operation

We have begun limited operations, and we require outside capital to implement our business model.

1.	We have begun to implement our business plan by target marketing our accounting services to small businesses by networking with professionals in the local business community such as attorneys and bankers to establish our local referral source network.

2.	All business functions are coordinated and managed by the founder of our company and consultants to the founder, including other service providers, to assist the Company in the preparation of this Offering and to help package our accounting services solutions for small businesses.

3.	To support our limited marketing efforts we have begun to develop marketing materials and a public relations and advertising program by promoting our website, www.CarnivlAccounting.com. To expand our marketing efforts we are actively seeking additional financing on favorable terms to more quickly promote our business model via social media and internet marketing to a larger audience, but there is no assurance we will be able to secure such financing.

4.	We have begun to have discussions with prospective independent accountants and bookkeepers to build our network of remote service providers and to contact potential clients regarding our service offering. Our plan of operations includes attendance at networking opportunities within the business community and among professionals during the fourth quarter 2014 and first quarter of 2015. The minimum marketing expenses for the next twelve months are estimated to cost $25,000 and will be funded by cash on-hand until the Company can secure additional financing.

5.	Within 120 days of this Registration Statement we intend to roll-out our full marketing campaign, which the Company believes will begin to generate new clients and revenues from our targeted marketing approach to reach small business.

To date we have spent $11,626 for operating expenses. We have paid approximately $10,350 in consulting fees in association with this Offering and developing our business plan. In addition, the Company spent $1,276 in miscellaneous general and administrative expenses.

In summary, we hope to commence generating sales revenues from our new marketing sales programs within 180 days of the date of this Registration Statement.

20

If we are unable to generate sufficient customers, we may have to reduce, suspend or cease our efforts. If we are forced to cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business through an increased investment in marketing activities. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful. The business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our services offering and/or sales methods.

Future financing may not be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the period from March 12, 2014 (inception), to September 30, 2014 we had no revenue. Expenses for the period totaled $27,841 resulting in a loss of $27,841. Expenses for the period consisted of $26,140 in total consulting and professional fees and $1,701 for general and administrative expenses.

Liquidity and Capital Resources

As of September 30, 2014 we had $10,249 in cash.

Based upon the above, we believe we have enough cash to complete this Offering and support our daily operations while we are attempting to commence operations and produce revenues. We estimate the Company needs an approximately $45,000 to implement its business plans over the next twelve months. We will need to spend $20,000 to complete this Offering over the next 60 days. In addition, we anticipate we will need $25,000 to cover marketing and operational expenses to achieve revenues. The Company estimates it will commence generating sales revenues from our new marketing and sales programs within 180 days of the date of this Registration Statement. This refers to the minimum amount of time that we estimate will be required to generate revenues.

In the event we do not have enough cash to complete this Offering and support our daily operations, the majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee. If we are unable to satisfy our cash requirements we may be unable to proceed with the Offering and our plan of operations. We may also be unable to successfully implement our business plan to generate revenues, as indicated elsewhere in this filing.

To cover the additional cash requirements the Company may sell additional shares of stock or it will require shareholder loans to cover any shortfall. However, if we are unable to satisfy our cash requirements we may be unable to proceed with this Offering and our plan of operations.

We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would suspend or cease operations.

21

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

From Inception (March 12, 2014) through September 30, 2014

Cash at beginning of period	$0
Net cash used in operating activities	(49,991)
Net cash used in investing activities	0
Net cash provided by financing activities	60,240
Cash at end of period	$10,249

Cash Flows from Operating Activities

Net cash used by operating activities for the period from inception (March 12, 2014) through September 30, 2014 was $49,991, which consisted of cash used of $26,140 for consulting and professional fees, $1,701 for general and administrative fees, non-cash issuance of stock for services of $350, an increase in notes receivable of $20,000, and an increase in prepaid expenses of $2,500. These operating expenses were primarily associated with the start-up of the Company.

Cash Flows from Investing Activities

The Company had no net cash used or from investing activities for the period from inception (March 12, 2014) through September 30, 2014.

Cash Flow from Financing Activities

Net cash from financing activities for the period from inception (March 12, 2014) through September 30, 2014 was $60,240 from the proceeds of the sale of common stock.

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

22

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as special purpose entities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of the officer and director as of December 23, 2014 Our Executive officer is elected annually by our Board of Directors (the “Board”). Our executive officers hold their offices until they resign, are removed by the Board, or her successor is elected and qualified.

NAME	AGE	POSITION	OFFICER AND/OR DIRECTOR SINCE

Donna Dreslin	50	Chief Executive Officer, President and Director	March 2014

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Ms. Dreslin, age 50, combines over 22 years of experience in accounting and financial services senior management. Previously, she had been involved in 5 companies holding positions including Controller and Chief Financial Officer. From 1993 through 1995, Ms. Dreslin was the Controller for Empress Cruise Lines, Inc., an entertainment company. From 1995 to 1997, she was Controller for Preferred Rent-A-Car, Inc., a company involved in the rental car industry. From 1997 to 1999, she was Chief Financial Officer / Controller for Money Transfer Systems, Inc., a credit card processing company. From 1999 to 2001, she was Controller for Flanders Corp., a publicly traded company involved in the production of quality air filtration systems and filters. From 2001 through 2004, Ms. Dreslin was the Controller for Interior Design Services, an office furniture and design company, and from 2009 through 2014 she is the Chief Financial Officer of Money Transfer Systems, Inc., a company specializing in electronic check re-presentment services.

Ms. Dreslin has an undergraduate degree from the University of South Florida and an MBA from Nova Southeastern University.

23

Board Committees

The Company does not currently have a designated audit, nominating or compensation committee. The Company currently has no plans to form these separately designated board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from inception through December 23, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Donna Dreslin	2014	0	0	0	0	0	0	0	0
Chief Executive Officer

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from inception through December 23, 2014.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised since the date of inception through the date of this prospectus by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Effective October 1, 2014, the Company and Ms. Dreslin, our Chief Executive Officer, entered into a two (2) year employment agreement (the “Employment Agreement”). Ms. Dreslin shall not be entitled to any compensation, bonus payment or benefits until the Company has reached $200,000 in gross revenues (the “Revenue Milestone”). Upon the Company reaching the Revenue Milestone, Ms. Dreslin shall be entitled to an annual salary of $85,000 (the “Base Salary”). She is responsible for overseeing all operations of the Company including but not limited to evaluation of business opportunities, and the Company’s substantive and financial reporting requirements of the Securities Exchange Act of 1934, as amended, Upon the Company reaching the Revenue Milestone, Ms. Dreslin shall also be entitled to all reasonable and customary fringe benefits, including, but not limited to, medical, dental, disability and life insurance, vacation and sick leave. The Company will reimburse of all her reasonable and necessary travel, entertainment or other related expenses incurred by her in carrying out her duties and responsibilities under the agreement.

24

In the event that Ms. Dreslin’s employment is terminated by the Company without cause including but not limited to an involuntary change in position or termination of Ms. Dreslin as a result of a material breach of this Agreement by the Company (any of the foregoing, an “Involuntary Termination”), Ms. Dreslin shall receive from the Company, through the effective date of the Involuntary Termination: (i) the Base Salary, including relevant cost of living adjustments; (ii) (a) compensation for all accrued, unexpired vacation time and (b) any applicable outstanding expense reimbursements; and (iii) an additional two weeks’ pay of Ms. Dreslin’s then current Base Salary.

Ms. Dreslin may elect, by written notice to the Company, to terminate her employment with continued pay through the Employment Agreement term if (i) the Company sells all of its assets, (ii) the Company merges with another business entity with a change in control, (iii) more than 50% of the outstanding stock is acquired by a third party, or (iv) the Company defaults in making payments required to Ms. Dreslin under this agreement. For two years following her resignation or termination, Ms. Dreslin will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 23, 2014 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class
Donna Dreslin (1) 12745 Peloria Court Seminole, Florida 33778	45,000,000	88.09%

Van Q. Nguyen 1840 Mease Drive, Suite 200 Safety Harbor, FL 34695	6,000,000	11.75%

All Executive Officers and Directors as a group (2)		88.09%

Total	51,000,000

(1)	Based on 51,085,000 shares of common stock outstanding as of December 30, 2014. Donna Dreslin is the CEO of the Company and owns 88.09% of the outstanding stock, none of which is being registered for resale in this prospectus.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

None.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to Ms. Dreslin, our Chief Executive Officer, President and director: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

25

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

26

To the Board of Directors and Stockholders of

Carnival Bay Holdings, Inc.

We have audited the accompanying balance sheet of Carnival Bay Holdings, Inc. (“the Company”) as of September 30, 2014, and the related statement of operations, stockholders’ equity, and cash flows for the period from inception (March 12, 2014) through September 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2014, and the results of its operations and its cash flows for the period from inception (March 12, 2014) through September 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result, should the Company be unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California

December 23, 2014

F-1

CARNIVAL BAY HOLDINGS, INC.

FINANCIAL STATEMENTS

CARNIVAL BAY HOLDINGS, INC.
Balance Sheet

September 30,
2014
ASSETS
CURRENT ASSETS

Cash	$10,249
Note Receivable	20,000
Prepaid Expenses	2,500
TOTAL ASSETS	$32,749

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Total Liabilities	$-

STOCKHOLDERS' EQUITY

Preferred stock, $0.00001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding	-
Common stock, $0.00001 par value, 250,000,000 shares authorized, 51,025,000 shares issued and outstanding	510
Additional paid-in capital	60,080
Accumulated Deficit	(27,841)

Total Stockholders' Equity	32,749

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$32,749

The accompanying notes are an integral part of these financial statements.

F-2

CARNIAL BAY HOLDINGS, INC.
Statement of Operations

From Inception
( March 12,
2014) Through
September 30,
2014

REVENUES	$-

OPERATING EXPENSES
Consulting fees	12,850
Professional fees	13,290
General and administrative	1,701
Total Operating Expenses	27,841
LOSS FROM OPERATIONS	(27,841)

NET LOSS	$(27,841)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	47,339,470

The accompanying notes are an integral part of these financial statements.

F-3

CARNIVAL BAY HOLDINGS, INC.
Statement of Stockholders' Equity
From Inception (March 12, 2014) through September 30, 2014

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance at inception, March 12, 2014	-	$-	$-	$-	$-

Issuance of common stock on March 26, 2014 (35,000,000 Issued at $.00001 per share for services rendered, for a total value of $350)	35,000,000	350	-	-	350

Issuance of common stock on March 26, 2014 (10,000,000 Issued at a cash price of $0.00001 per share for a total value of $100).	10,000,000	100	-	-	100

Issuance of common stock on March 31, 2014 for cash at a price of $0.01 per share	6,000,000	60	59,940	-	60,000

Issuance of common stock on March 31, 2014 for cash at a price of $0.0056 per share	25,000	-	140	-	140

Net Loss for the period from inception to September 30, 2014	-	-	-	(27,841)	(27,841)

Balance, September 30, 2014	51,025,000	$510	$60,080	$(27,841)	$32,749

The accompanying notes are an integral part of these financial statements.

F-4

CARNIVAL BAY HOLDINGS, INC.
Statement of Cash Flows

From Inception
(March 12, 2014)
Through September 30, 2014

OPERATING ACTIVITIES

Net loss	$(27,841)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	350

Changes in operating assets and liabilities
Increase in notes receivable	(20,000)
Increase in prepaid expense	(2,500)
Net cash used in operating activities	(49,991)

FINANCING ACTIVITIES

Common stock issued for cash	60,240

Net cash provided by financing activities	60,240

NET INCREASE IN CASH	10,249

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$10,249

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

F-5

CARNIVAL BAY HOLDINGS, INC.

Notes to Financial Statements

For the Period from Inception on March 12, 3014 to September 30, 2014

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The financial statements presented are those of Carnival Bay Holdings, Inc. The Company was originally incorporated under the laws of the state of Nevada on March 12, 2014. The Company has not commenced significant operations. Carnival Bay Holdings, Inc. offers online accounting services to small businesses including bookkeeping, financial statement and tax preparation, as well as QuickBooks remote maintenance, training and consulting. We intend to provide affordable accounting services to small businesses that are looking to better manage their business by outsourcing some or all of their accounting needs.  Management has experience in marketing accounting services, tax preparation and business-to-business sales.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a September 30th year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Revenue Recognition

Revenue is recognized in accordance with the criteria established in the accounting literature regarding recognition of revenues, specifically, FASB Accounting Standards Codification topic 605, “Revenue Recognition”. The Company will recognize revenue for its business services, including tax preparation and monthly accounting services when the services are rendered and billed. In the case of monthly contracts, revenue will be recognized at the time the invoice in rendered at the beginning of each monthly period.

Property

The Company does not own any property.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incur any advertising expense for the period from inception through September 30, 2014.

F-6

CARNIVAL BAY HOLDINGS, INC.

Notes to Financial Statements

For the Period from Inception on March 12, 3014 to September 30, 2014

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. As of September 30, 2014 the Company had no cash equivalents.

Notes Receivable

The Company agreed to a promissory note with a related party on September 10, 2014. The note receivable is a note bearing annual interest at 5 percent, calculated monthly, with the full amount of principal and interest payable on November 7, 2014. The major shareholder of the Company owns the majority of the outstanding common stock of the related company.

Prepaid Expense

The Company has made payments on a consulting contract prior to the actual due date of the invoice. The amount is accounted for as a prepaid expense and will be expensed when the services for the invoiced period has been provided.

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2014.

From Inception (March 12, 2014) Through September 30, 2014
Net (Loss)	$(27,841)
Weighted Average Shares	47,339,480
Net (Loss) Per share	$(0.00)

Income Taxes

The Company provides for income taxes under ASC 740 “Accounting for Income Taxes”.   ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

F-7

CARNIVAL BAY HOLDINGS, INC.

Notes to Financial Statements

For the Period from Inception on March 12, 3014 to September 30, 2014

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based compensation.

The Company issues equity interests as share-based compensation to employees and non-employees.

The Company accounts for its share-based compensation to employees in accordance FASB ASC 718.  Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

The Company values share-based compensation based on the estimated market price on the measurement date. As described above, for employees this is the date of grant, and for non-employees, this is the date of performance

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the year ended September 30, 2014.

2.	GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period from inception through September 30, 2014, the Company recognized no sales revenue and incurred a net loss of $27,841. As of September 30, 2014, the Company had an accumulated deficit of $27,841. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. Additionally the Company is actively seeking strategic alliances in order to accelerate its growth in the industry. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

CARNIVAL BAY HOLDINGS, INC.

Notes to Financial Statements

For the Period from Inception on March 12, 3014 to September 30, 2014

3.	RELATED PARTY TRANSACTIONS

An officer and director of the Company has performed various management and accounting services for the Company during the period the value of which was $350, in exchange for 35,000,000 shares of common stock. Additionally, the officer purchased 10,000,000 shares of the Company’s common stock for $100 on March 26, 2014.

The Company issued a promissory note to a related party on September 10, 2014. The note receivable is a note bearing interest at 5 percent, calculated monthly, with the full amount of the principal and interest payable on November 7, 2014. The major shareholder of the Company owns the majority of the outstanding common stock of the related company.

4.	STOCKHOLDERS’ EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30 2014, respectively:

•	Preferred stock, $0.00001 par value, 20,000,000 shares authorized 0 shares issued and outstanding.

•	Common Stock, $.00001 par value, 250,000,000 shares authorized 51,025,000 shares issued and outstanding.

COMMON STOCK

•	On March 26, 2014, the Company entered into an agreement with one of its founders for the sale of 45,000,000 shares of common stock at a price of $0.00001 per share. The Company realized $100 in cash from this subscription and $350 was realized towards the services rendered to the Company by the founding member.
•	On March 31, 2014, we entered into an agreement with one investor for the sale of 6,000,000 shares of common stock at a price of $0.01 per share. The Company realized $60,000 from this subscription.
•	On March 2014, the Company entered into an agreement with a related party for the sale of 25,000 shares for cash at a price of $0.0056 per share. The Company realized $140 from these subscriptions.

F-9

CARNIVAL BAY HOLDINGS, INC.

Notes to Financial Statements

For the Period from Inception on March 12, 3014 to September 30, 2014

5.	INCOME TAXES

At September 30, 2014 the Company had a federal operating loss carry-forward of $27,841 which begins to expire in 2032.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 35% to net loss before provision for income taxes for the following reasons:

From Inception (March 12, 2014) through September 30, 2014
Income tax expense at statutory rate	$(9,745)
Net deferred tax asset	9,745
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

September 30, 2014
Total deferred tax asset – Net operating loss carry forward	$9,745
Valuation allowance	(9,745)
Net deferred tax asset	$-

The deferred tax asset as of September 30, 2014 was $9,745, which will begin to expire in 2032. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax asset would not be realized as of September 30, 2014 and recorded a full valuation allowance.

The reconciliation between the statutory tax rate and the effective tax rate is as follows at September 30, 2014:

From Inception (March 12, 2014) through September 30, 2014
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

6.	SUBSEQUENT EVENT

Note Receivable

The Company issued a promissory note to a related party on September 10, 2014. The note receivable is a note bearing interest at 5 percent, calculated monthly, with the full amount of the principal and interest payable on November 7, 2014. On November 7, 2014 the Company received the amount due in full, including interest, from the related party. The major shareholder of the Company owns the majority of the outstanding common stock of the related company.

 Common Stock

Between October 1, 2014 and December 23, 2014, the Company issued 60,000 shares of its common stock to 31 different investors at a price of $.01 per share. The company realized $600 from these subscriptions.

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CARNIVAL BAY HOLDINGS, INC.

SHARES OF COMMON STOCK

PRELIMINARY PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is                , 2014

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee		$1.27
Transfer Agent Fees	$
Accounting fees and expenses	$
Legal fees and expense	$
Total		$1.27

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

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Recent Sales of Unregistered Securities.

These securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

(1)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(2)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(3)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(4)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation*

3.2	Bylaws*

5.1	Opinion of Lucosky Brookman LLP*

23.1	Consent of Anton & Chia, LLP*

23.2	Consent of Counsel (included in exhibit 5.1)

* Filed herewith

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Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Seminole, State of Florida, on December 30, 2014.

CARNIVAL BAY HOLDINGS, INC.

By:	/s/ Donna Dreslin
Name:	Donna Dreslin
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities an on the dates indicated.

Signature	Title(s)	Date

/s/ Donna Dreslin	Principal Executive Officer, Principal Accounting Officer,	December 30, 2014
Chairman, Secretary, Treasurer

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